Exhibit 10.1

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

AND TERMINATION OF OPTION AGREEMENT

This First Amendment to Purchase and Sale Agreement and Termination of Option Agreement (“Amendment and Termination”) is entered into as of September 10, 2010, by and between SONORAN TRAILS, LLC, an Arizona limited liability company (“Seller”) and PAINTED ROCK, LLC, a Delaware limited liability company (“Painted Rock”) and PACIFIC BLUE ENERGY CORP., a Nevada corporation (“Pacific Blue”).

RECITALS:

A.

Seller entered into that certain Purchase and Sale Agreement dated as of July 16, 2010 (the “Purchase Agreement”), with Pacific Blue as “Buyer”, whose interest therein was assigned to and assumed by Painted Rock, pursuant to which Seller agreed to sell, and Painted Rock agreed to purchase, approximately 100 acres of real property in the Town of Gila Bend, Maricopa County, Arizona, as more particularly described therein. Pursuant to the Purchase Agreement, Magnus Title Agency, Escrow No. 04011651 (the “Purchase Agreement Escrow”) was established.

B.

Seller and Pacific Blue also entered into that certain Option Agreement and Purchase Agreement dated August 11, 2010 with an effective date of June 30, 2010 (the “Option Agreement”). Pursuant to the Option Agreement: (i) Magnus Title Agency, Escrow No. 04012100 (the “Option Agreement Escrow”) was established; and (ii) Initial Option Consideration in the amount of $75,000 was paid to Seller (the “$75,000 Option Consideration”).

C.

The parties desire to terminate the Option Agreement and Option Agreement Escrow and amend the Purchase Agreement as set forth herein.

D.

Capitalized terms used herein but not otherwise defined herein shall have the meaning given such terms in the Purchase Agreement.

AGREEMENT:

In consideration of the mutual agreements contained herein, the parties hereby amend the Purchase Agreement as follows:

1.

Effect of Amendment on Purchase Agreement.  Unless otherwise defined in this Amendment and Termination, all capitalized terms shall have the same meaning as set forth in the Purchase Agreement.  As to the Purchase Agreement, all terms and conditions in the Purchase Agreement which are not contrary to the terms and conditions of this Amendment and Termination shall remain in full force and effect, and are incorporated herein by this reference.

2.

Termination of Option Agreement.  Seller and Pacific Blue hereby terminate the Option Agreement and the Option Agreement Escrow and Pacific Blue hereby acknowledges and agrees that it has no right, title or interest in the “Option Property” (as that term is defined in the Option Agreement).  Pacific Blue, Seller and Painted Rock agree that that (i) Seller may retain $50,000 of the $75,000 Option Consideration in consideration of entering into this Amendment and Termination, and (ii) the remaining $25,000 of the $75,000 Option Consideration shall be credited as “Additional Earnest Money” (as defined below) in accordance with Paragraph 3 of this Amendment and Termination.

3.

Additional Earnest Money Deposits.  On or before September 14, 2010, Painted Rock shall deposit into the Purchase Agreement Escrow additional earnest money in the amount of $30,000 as follows:  (i) $25,000 which shall be noted as a credit paid directly to Seller outside of Purchase Agreement Escrow; and (ii) $5,000 by wire transfer or other immediately available funds (collectively the “Additional Earnest Money”).  The Additional Earnest Money shall be non-refundable to Painted Rock upon deposit, other than for Seller's default under the Purchase Agreement and shall be paid or credited (if paid outside of the Purchase Agreement Escrow) to Seller by Escrow Agent upon Close of Escrow or as otherwise provided in the Purchase Agreement.

4.

Extension of Closing Date.  The parties hereby agree to extend the Closing Date under the Purchase Agreement to December 10, 2010.  Painted Rock may elect to extend the Closing Date until March 10, 2011 (the “Extended Closing Date”) by delivering written notice of the extension to Seller and Escrow Agent and depositing additional earnest money in the amount of $50,000 (the “Extension Earnest Money”) into the Purchase Agreement Escrow on or before December 10, 2010.  The Extension Earnest Money shall be non-refundable to Painted Rock upon deposit, other than for Seller's default under the Purchase Agreement and shall be paid to Seller by Escrow Agent upon Close of Escrow or as otherwise provided in the Purchase Agreement.

5.

Time is of the Essence; Elimination of Cure Period.  Painted Rock and Seller agree that time is of the essence as to: (i) the monetary obligations contained herein and in the Purchase Agreement; and (ii) as to the Closing Date, and that the 2 business day cure period for such defaults as set forth in Section 11 of the Purchase Agreement and elsewhere in the Purchase Agreement are hereby deleted and of no further force and effect.

6.

Counterparts; Facsimile Signatures.  This Amendment and Termination may be executed in any number of counterparts pursuant to original or facsimile signatures, which shall have the same effect as original signatures.  All counterparts shall be construed together and shall constitute one instrument.  The signature pages to any counterpart may be detached and combined with the signature pages to any other counterpart to form one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Purchase and Sale Agreement and Termination of Option Agreement as of the date and year first written above.

SELLER:		PAINTED ROCK:

SONORAN TRAILS, LLC, an Arizona limited liability company		PAINTED ROCK, LLC, a Delaware limited liability company

By:	Jokake Holdings, LLC	By:	Pacific Blue Energy Corporation,
	an Arizona limited liability company,		a Nevada corporation
Its:	Manager	Its:	Sole Member

By:	/s/ Gary T. Smith	By:	/s/ Joel Franklin
Name:	Gary T. Smith	Name:	Joel Franklin
Title:	Manager	Title:	Chief Executive Officer

PACIFIC BLUE
Pacific Blue Energy Corporation
a Nevada corporation

By:	/s/ Joel Franklin
Title:	Chief Executive Officer

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